SANDOH CHIEFDOM

Kaima Town
Kono District
Sierra Leone

2nd October, 2010

Ridgeback Mining Limited
28J Fudia Terrace
Off Spur Loop
Freetown

RE: CONFIRMATION OF MINING LANDS ALLOCATED TO RIDGEBACK MINING

Dear Sir,

I refer to the thirty (30) acres of mining lands that is hereby allocated to Ridgeback Mining Limited, for the purpose of mining in Sandoh Chiefdom, Sierra Leone.

These concessions are known to be productive mining land and have been the reserved land for the chiefdom development. Now the country is at peace, we wish to release these lands to suitable mining companies, such as yours. We assure you that all acres shall be free from any encumbrances and litigations.

More mining land can be made available, if you so require.

On your request we have, so far, reserved another fifty (50) acres of mining lands. These will be made available once the mining operation has started successfully.

All necessary arrangements with the Chiefdom will be made before commencement of the mining operation.

Please be assured of the cooperation of the entire chiefdom for any future investment.

Yours Faithfully,

Sheku Ahmed Tejan Fasuluko III
Paramount Chief



Kambaya
Ferry
961000
960500
960000
263500
264000
264500
RG01
RG02
RG03
RG04
RG07

BOUNDARY CORNER PEGS		
COORDIDATES ARE;		
CODES	X	Y
RG01	264623	960344
RG02	264550	960183
RG03	264328	960252
RG04	264122	960429
RG05	264051	960618
RG06	264213	960659
RG07	264246	960533
RG08	264356	960410
RG09	264475	960354

RIDGEBACK MINING (SL) LIMITED.
28 FUDIA TERRACE SPUR LOOP FREETOWN.
MINING LEASE LAND LOCATED IN KAMBAYA BUSH. SANDOR CHIEFDOM, KONO DISTRICT. BOUNDARY SHOWN RED .
AREA EQUIVALENT = 10 RIVERS AND 20 LAND LICENCES



GPS SURVEY
MEASUREMENT IS BASED ON UTM-28N, WGS-84 GRID SYSTEM
SCALE = 1: 10 000 UNIT = METRES
0 50 100 150 200
N
W
E
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